Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Third Quarter 2016 Financial Results

HAMILTON, Bermuda - October 31, 2016 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) ("Blue Capital"), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the third quarter of 2016.

The Company’s net income and operating income was $3.3 million ($0.38 per share) for the third quarter of 2016 and $10.3 million ($1.17 per share) for the nine months ended September 30, 2016. The Company’s fully converted book value per common share was $20.44 at September 30, 2016, reflecting a 1.9% increase for the quarter and a 5.5% increase year-to-date, each inclusive of dividends declared in such periods.

Reinsurance premiums written for the current quarter were $7.8 million increasing $1.9 million compared to the same period in 2015. The current quarter's reinsurance premium growth resulted from a greater level of quota share premium in the current period which is recognized more evenly throughout the year compared to a year ago when a greater percentage of premiums related to excess of loss contracts which were recognized at contract inception. On a year to date basis, the current period's reinsurance premiums written of $34.5 million were 2.6% or $0.9 million higher than the prior year.

The combined ratio for the current quarter was 63.5% compared to 50.8% in the same period a year ago. The increase in the combined ratio was driven by higher loss and loss adjustment expenses and higher reinsurance acquisition costs partially offset by lower general and administrative expenses. Loss and loss adjustment expenses for the current quarter were $2.6 million compared to $1.4 million in the same period a year ago as a result of a higher frequency of losses from smaller events. Reinsurance acquisition costs were $2.9 million in the current period compared to $2.0 million a year ago due to the larger concentration of quota share business which maintains a higher acquisition cost. General and administrative expenses for the current quarter were $1.1 million, or $0.2 million lower than a year ago due to lower performance fees based on reduced profitability. On a year to date basis, the combined ratio was 66.4% in the current period compared to 46.1% in the prior period. The deterioration in the current period's year to date combined ratio was largely driven by a significantly higher level of industry global catastrophe losses compared to a year ago, partially offset by reduced general and administrative expenses, reflecting lower performance fees.

During the third quarter of 2016, the Company declared a regular dividend of $0.30 per common share, which was paid on October 14, 2016.

Adam Szakmary, President and CEO, commented: "Our third quarter and year to date results reflect our effective underwriting and risk management capabilities as we generated strong profitability despite a greater frequency of global loss events in 2016. Our strategy of exclusively focusing on catastrophe exposures to create a portfolio of risks diversified across global geographies, products and insurers continues to generate attractive shareholder returns."

About Blue Capital

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to Blue Capital by Blue Capital Management Ltd., a subsidiary of Endurance Specialty Holdings Ltd. (NYSE: ENH), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in Blue Capital's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Blue Capital may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Blue Capital’s most recent reports on Form 10-K and Form 10-Q and other documents of Blue Capital on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Blue Capital will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Blue Capital or its business or operations. Except as required by law, Blue Capital undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In millions of U.S. dollars, except share amounts)

	September 30, 2016	December 31, 2015
Assets	(Unaudited)
Cash and cash equivalents	$4.7	$1.0
Cash and cash equivalents pledged as collateral	3.1	5.1
Reinsurance premiums receivable	14.2	15.9
Deferred reinsurance acquisition costs	0.5	0.1
Funds held by reinsured companies as collateral	180.8	195.3
Other assets	1.3	0.2
Total Assets	$204.6	$217.6
Liabilities
Loss and loss adjustment expense reserves	$10.3	$4.0
Unearned reinsurance premiums	3.7	1.3
Debt	—	13.0
Reinsurance balances payable	7.1	7.6
Other liabilities	4.3	4.1
Total Liabilities	25.4	30.0
Shareholders’ Equity
Common Shares and additional paid-in capital	8.8	8.8
Additional paid-in capital	165.4	165.3
Retained earnings	5.0	13.5
Total Shareholders’ Equity	179.2	187.6
Total Liabilities and Shareholders’ Equity	$204.6	$217.6
Common shares outstanding (000s)	8,756	8,752
Common and common equivalent shares outstanding (000s)	8,769	8,762

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(In millions of U.S. dollars, except per share data)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Reinsurance premiums written	$7.8	$5.9	$34.5	$33.6
Change in net unearned reinsurance premiums	2.6	3.6	(2.4)	(4.6)
Net reinsurance premiums earned	10.4	9.5	32.1	29.0
Net loss from derivative instruments	(0.5)	(0.3)	(0.5)	(0.3)
Total revenues	9.9	9.2	31.6	28.7
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	2.9	1.2	10.1	2.6
Loss and loss adjustment expenses - prior year	(0.3)	0.2	0.3	(0.3)
Acquisition costs	2.9	2.0	7.2	6.5
General and administrative expenses	1.1	1.3	3.7	4.5
Non-underwriting expenses:
Interest expense	—	0.1	—	0.1
Total expenses	6.6	4.8	21.3	13.4
Net income and comprehensive income	$3.3	$4.4	$10.3	$15.3
Per share data:
Basic and diluted earnings per Common Share	$0.38	$0.50	$1.17	$1.74
Dividends declared per Common Share and RSU(1)	0.30	0.30	2.14	1.56
Insurance ratios:
Loss and loss adjustment expense ratio	25.0%	15.3%	32.3%	8.1%
Acquisition cost ratio	28.2%	21.3%	22.4%	22.5%
General and administrative expense ratio	10.3%	14.2%	11.7%	15.5%
Combined ratio	63.5%	50.8%	66.4%	46.1%
RSU = restricted share unit
(1)         The nine month period ended September 30, 2016 includes a special dividend with respect to 2015 of $1.24 per common share and RSU, which was declared and paid during the first quarter of 2016.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2016	$187.6	$8.8	$165.3	$13.5
Net income	10.3	—	—	10.3
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(18.8)	—	—	(18.8)
Balance at September 30, 2016	$179.2	$8.8	$165.4	$5.0

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2015	$180.5	$8.8	$165.2	$6.5
Net income	15.3	—	—	15.3
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(13.7)	—	—	(13.7)
Balance at September 30, 2015	$182.2	$8.8	$165.3	$8.1

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	September 30, 2016	June 30, 2016	Dec. 31, 2015	September 30, 2015
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$179.2	$178.5	$187.6	$182.2
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,756	8,756	8,752	8,752
Restricted Share Units outstanding	13	13	10	7
[C] Fully converted book value per common share denominator	8,769	8,769	8,762	8,759
Book value per common share [A]/[B]	$20.47	$20.38	$21.44	$20.82
Fully converted book value per common share [A]/[C]	$20.44	$20.35	$21.41	$20.80
Change in fully converted book value per common share:(2)
From June 30 2016	1.9%
From December 31, 2015	5.5%	0.027
From September 30, 2015	8.9%	0.115
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain Blue Capital’s results of operations in a manner that allows for a more complete understanding of the underlying trends in Blue Capital’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends declared of $0.30, $2.14 and $2.14 during the three, nine and twelve month periods ended September 30, 2016, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the "Risk Factors" included in Item 1A of the Company’s 2015 Form 10-K and June 30, 2016 Form 10-Q, as filed with the Securities and Exchange Commission, in particular the risk factor entitled "Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties."

Exposure Management
 The Company’s Investment and Insurance Manager (the "Manager") monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones. On June 1, 2016 our projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure to any one zone was below 50% of our projected shareholders’ equity at September 30, 2016. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe(1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western
(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details our projected net impact from single event losses as of June 1, 2016 for selected zones at specified return periods. It is important to note that each catastrophe model we use contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Since the Manager utilizes a combination of third-party models, its own proprietary models and underwriting judgment to project the net impact from single event losses, our internal projections may be higher or lower than those presented in the table below:
Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of September 30, 2016 Shareholders’ Equity
U.S. - Florida hurricane	$54	1 in 100 year	30%
Japan earthquake	32	1 in 250 year	18%
All other zones			less than 15%
(1)         A "100-year" return period can also be referred to as the 1.0% occurrence exceedance probability ("OEP"), meaning there is an estimated 1.0% chance in any given year that this level will be exceeded.  A "250-year" return period can also be referred to as the 0.4% OEP, meaning there is an estimated 0.4% chance in any given year that this level will be exceeded.

On June 1, 2016 our projected single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our projected shareholders’ equity at September 30, 2016, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our projected shareholders’ equity at September 30, 2016.

Our single event loss estimates represent snapshots as of June 1, 2016. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections. There were no material changes made to the composition of our in-force portfolio from June 1, 2016 to September 30, 2016.